Exhibit 10.39

AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

This Amendment (“Amendment”) is made this 28th day of May, 2010, effective as of the 13th day of April, 2009, and amends that certain Exclusive License Agreement (hereinafter, the “Agreement”), dated April 13, 2009, by and between Global Entertainment Holdings, Inc., as the “Licensor”, and Global Universal Pictures, Inc., as the “Licensee.”

WHEREAS, Licensor has agreed to amend the Agreement to include the transfer the copyright to the “WORK”, as such term is defined under the Agreement; and

WHEREAS, the parties now desire to formally effect such amendment to the Agreement;

NOW, THERFORE, in consideration of the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee hereby agree to amend the Agreement as set forth below:

1.           Sub-Section 2.1 of Section 2 of the Agreement, captioned OBJECT, shall be amended in its entirety and restated as follows:

“2.1
Object - Subject to the terms and conditions of this Agreement, the Licensor hereby transfers unto Licensee the copyright to the WORK, and further grants to Licensee the worldwide and exclusive license to use the WORK and to authorize the use thereof for and in connection with the following purposes:”

2.           This Amendment shall amend the Agreement only as expressly set forth hereinabove and in all other respects, said Agreement shall remain unchanged and in full force and effect.  All capitalized terms used but not defined herein shall have the respective meaning ascribed to them in the Agreement hereby amended.

3.           The Agreement as amended by this Amendment, including any and all schedules thereto or hereto, contains the entire understanding of Licensor and Licensee with respect to the intellectual rights granted Licensee under the Agreement, and supersedes and abrogates all contemporaneous and prior understandings of the parties, whether written or oral, relating thereto.  The Agreement as amended by this Amendment may not be further modified or changed except in a writing executed by the parties.

The signatories below represent that they have been duly authorized by their respective companies to execute this Amendment.

ACCEPTED AND AGREED TO AS OF THE DATE FIRST WRITTEN ABOVE.

“Licensor”	“Licensee”
Global Entertainment Holdings, Inc.	Global Universal Pictures, Inc.

By: /s/ Gary Rasmussen	By: Jacqueline Giroux
Gary Rasmussen	Jacqueline Giroux
Its: CEO	Its: President

Amendment - May 28, 2010